Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2024, with respect to the consolidated financial statements of Mind Medicine (MindMed) Inc. and subsidiaries, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Diego, California

March 7, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.